Exhibit 4.6

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE FEDERAL OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED IN ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS AS MAY BE APPLICABLE OR, AN OPINION OF COUNSEL THAT AN EXEMPTION FROM SUCH APPLICABLE LAWS EXIST.

PROMISSORY NOTE

Principal Amount: $450,000.00	Issuance Date: October 28, 2015
Maturity Date: October 28, 2016

FOR VALUE RECEIVED, Authentidate Holding Corp., a Delaware corporation (the “Borrower”), with its principal offices located at 300 Connell Drive, Fifth Floor, Berkeley Heights, N.J. 07922, hereby promises to pay to Peachstate Health Management, LLC d/b/a AEON Clinical Laboratories (the “Holder”) at such address as the Holder designates in writing to the Borrower, the principal sum of Four Hundred Fifty Thousand and NO/100 Dollars ($450,000.00) (the “Principal Amount”), on the earlier of the Maturity Date stated above, or the Accelerated Payment Date (as defined below). This Note is a direct obligation of the Borrower. This Note is being issued pursuant to that certain Note Purchase Agreement dated as of the October 28, 2015 among the Borrower and the original holder of the Notes (the “Purchase Agreement”). By its acceptance of this Note, each Holder agrees to be bound by the terms of the Purchase Agreement. This Note is a direct obligation of the Borrower and ranks (i) subordinate to the rights of the holders of outstanding debt securities previously issued by Borrower and (ii) pari passu in right of payment with all other Notes now or hereafter issued in accordance with the Purchase Agreement under the terms set forth herein.

1. Interest on this Note shall be computed at the rate of 20% per annum, payable in arrears on the Maturity Date or the Accelerated Payment Date, as the case may be, at which time all accrued and unpaid interest shall be immediately due and payable. All computations of interest payable hereunder shall be on the basis of a 365-day year and actual days elapsed in the period for which such interest is payable. Accrued interest on the outstanding principal amount shall be due and payable on the Maturity Date or the Accelerated Payment Date in cash. Payments of all amounts due hereunder shall be made in lawful money of the United States.

2. Payment of the Principal Amount of this Note, and interest thereon, shall be made upon the surrender of this Note to the Borrower, at its chief executive office (or such other office within the United States as shall be designated by the Borrower to the Holder hereof) (the “Designated Office”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. If the Maturity Date (or the Accelerated Payment Date) shall be a Saturday or a Sunday or shall be a legal holiday in the State of New York, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday. For purposes of this note, a “month” shall mean a 30 day period.

3. As used herein, the term “Accelerated Payment Date” shall mean a date within 30 days of the closing of a sale of equity or debt securities of the Company, or series of closings, as part of the same transaction, of equity or debt securities within a period of 90 days, in the gross amount of at least $5,000,000 in cash proceeds.

4. Events of Default.

(a) For purposes of this Note, an “Event of Default” shall consist of any of the following events:

(1) The Borrower shall fail to pay any portion of the Principal Amount of this Note when the same becomes due and payable, whether at the Maturity Date or at any accelerated date of maturity or at any other date fixed for payment, and such default continues for 10 days or more.

(2) The Borrower shall voluntarily commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking other relief with respect to its debts; or a court shall enter an order for relief or any such adjudication or appointment, which case, proceeding or action or order, adjudication, or appointment, as the case may be, remains undismissed, undischarged or unbonded for a period of 60 days, then, or any time thereafter during the continuance of any of such events.

(3) A final judgment for money damages or order for the payment of money damages in excess of One Hundred and Fifty Thousand Dollars ($150,000) (exclusive of amounts covered by insurance) shall be entered against the Borrower, which has not been vacated or stayed within 15 days of entry.

(4) Any material representation or warranty of the Borrower herein or in the Purchase Agreement shall prove to have been false in any material respect upon the date when made.

(5) The occurrence of a default (after giving effect to any grace periods or rights to cure held by the Borrower) under any material indebtedness of the Borrower resulting from other than the failure to timely pay interest or principal of such indebtedness which results in the acceleration of the maturity of such indebtedness.

(6) The Borrower shall liquidate, dissolve, terminate or suspend its business operations.

(b) Acceleration of Payment. If an Event of Default (other than an Event of Default specified in Section 4(a)(2) hereof with respect to the Company) occurs and is continuing, the Holder, by written notice to the Company, may declare due and payable the principal amount of this Note, plus accrued and unpaid interest thereon. Upon a declaration of acceleration, such principal shall be immediately due and payable. If an Event of Default specified in Section 4(a)(2) occurs with respect to the Company, the principal of this Note shall become and be immediately due and payable, without any declaration or other act on the part of the Holder. Further, upon an Event of Default, from such date of the Event of Default, Holder shall be entitled, and this Note shall bear interest at the rate of 2.48% per month until such Event of Default is cured. Upon the payment in full of the amounts due under this Note, the Holder shall promptly surrender this Note to or as directed by the Borrower.

(c) Collections. If an Event of Default with respect to this Note occurs and is continuing, the Holder may pursue any available remedy by proceeding at law or in equity to collect the defaulted payment or to enforce the performance of any provision of this Note. Notwithstanding any other provision in this Note, the Holder of this Note shall have the right, which is absolute and unconditional, to receive payment of the principal in respect of the Notes held by the Holder, on or after the final Maturity Date, or to bring suit for the enforcement of any such payment on or after such date, and such rights shall not be impaired or affected adversely without the consent of the Holder.

(d) No Exclusive Right or Remedy. Except as otherwise provided herein, no right or remedy conferred in this Note upon the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. No delay or omission of the Holder of this Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Section 4 or by law to the Holder may be exercised from time to time, and as often as may be deemed expedient, by the Holder.

5. Transferability; Loss and Replacement.

(a) This Note has not been registered under the Securities Act, or the securities laws of any state or other jurisdiction. Neither this Note nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of (a “Transfer”) in the absence of registration under the Securities Act and any applicable state securities laws, or unless (i) such transaction is exempt from, or not subject to, registration under the Securities Act or the securities laws of any state or other jurisdiction and (ii) is made in compliance with applicable federal and state statutory resale restrictions, if any. The Holder by its acceptance of this Note agrees that it shall not offer, sell, assign, transfer, pledge, encumber or otherwise dispose of this Note or any portion thereof or interest therein other than in a minimum denomination of $50,000 principal amount (or any integral multiple of $10,000 in excess thereof) and then (other than with respect to a Transfer pursuant to a registration statement that is effective at the time of such Transfer) only (a) to the Borrower, (b) to an affiliate of the Holder, (c) to a Person it reasonably believes to be an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, or (d) pursuant to a transaction in compliance with Rule 144 or Rule 144A under the Securities Act, and in the case of (b), (c) and (d) above in which the transferor furnishes the Borrower with such certifications, legal opinions or other information as the Borrower may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act as applicable.

(b) By receipt and acceptance of this Note, Holder and any permitted transferee represents and warrants to the Borrower that (i) it is an “accredited investor” as defined in Rule 501(a) under the Securities Act; (ii) either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Note, and has so evaluated the merits and risks of such investment; (iii) is able to bear the economic risk of an investment in the Note and, at the present time, is able to afford a complete loss of such investment; (iv) understands that the Note will be characterized as “restricted securities” under U.S. federal securities laws and have not been and are not being registered under the Securities Act or any state securities laws, must be held indefinitely and may not be offered for sale, sold, assigned or transferred except in accordance therewith and (vii) it has reviewed the Borrower’s filings with the Securities and Exchange Commission (“SEC Report”) and has been afforded (A) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Borrower concerning the terms and conditions of this Note and the merits and risks of the prospective investment in the Note and the Borrower generally and, (B) it has access to information about the Borrower and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate the terms and conditions of this Note and the merits and risks of the prospective investment in the Borrower.

(c) The Transfer of this Note is registrable on the books of the Borrower upon surrender of this Note for registration of Transfer at the Borrower’s designated office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Borrower duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Prior to due presentation of this Note for registration of Transfer, the Borrower and any agent of the Borrower may treat the Person in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Borrower nor any such agent shall be affected by notice to the contrary. Upon presentation of this Note for registration of Transfer at the Borrower’s designated office accompanied by (i) certification by the transferor that such Transfer is in compliance with the terms hereof and (ii) by a written instrument of Transfer in a form approved by the Borrower executed by the Holder, in person or by the Holder’s attorney thereunto duly authorized in writing, and including the name, address and telephone and fax numbers of the transferee and name of the contact person of the transferee, such Note shall be transferred on the Note Register, and a new Note of like tenor and bearing the same legends shall be issued in the name of the transferee and sent to the transferee at the address and c/o the contact person so indicated. Transfers and exchanges of Notes shall be subject to such additional restrictions as are set forth in the legends on the Notes and to such additional reasonable regulations as may be prescribed by the Borrower as specified herein. Successive registrations of Transfers as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Note register. No Transfer shall be allowed except to an “accredited investor” as defined under the rules and regulations of the Securities and Exchange Commission.

(d) Upon receipt by the Borrower of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in the case of loss, theft or destruction, receipt of indemnity reasonably satisfactory to the Borrower and upon surrender and cancellation of this Note, if mutilated, the Borrower will deliver a new Note of like tenor and dated as of such cancellation, in lieu of such Note.

6. Miscellaneous.

(a) This Note constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Neither this Note nor any term hereof may be amended or waived orally or in writing, except that any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), and such amendment or waiver shall be applicable upon the approval of the Borrower and the Holder.

(b) This Note and the rights and obligations of the Holder and of the undersigned shall be governed and construed in accordance with the laws of the State of New York.

(c) Upon the occurrence and during the continuance of an Event of Default under this Note, the Borrower shall, upon demand, pay to the Holder the amount of any and all reasonable costs and expenses (including reasonable attorneys’ fees) that Holder may incur in connection with the enforcement or collection of this Note.

(d) No failure or delay on the part of the Holders hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies.

(e) The Borrower hereby, to the fullest extent permitted by applicable law, waives presentment, demand, notice (including without limitation notice of default (except as otherwise specifically set forth herein), notice of protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of nonpayment or dishonor), protest and all other demands and notices in connection with delivery, acceptance, performance, default, acceleration or enforcement of or under this Note, and the bringing of suit and diligence in taking any action to collect amounts owing hereunder or in proceeding against any of the rights and properties securing payment hereof, and is directly and primarily liable for the amount of all sums owing or to be owing hereon. No extension of the time for the payment of this Note made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of the Borrower under this Note.

(f) To the extent that Holder receives any payment on account of any of Borrower’s obligations under this Note, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinate and/or required to be repaid to a trustee, receiver or any other person or entity under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) received, the Borrower’s obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) had not been received by the Holder and applied on account of Borrower’s obligations.

(g) Section headings used herein are for convenience of reference only, are not part of this Note and shall not affect the construction of, or be taken into consideration in interpreting, this Note.

(h) If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If the Borrower is at any time required or obligated to pay interest hereunder at a rate that would be in excess of a statutory or legally permitted rate, then the rate of interest shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and any prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

(i) All notices, offers, acceptance and any other acts under this Note (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted next business day delivery, or by facsimile or email delivery followed by overnight next business day delivery to the Borrower at the address set forth above (or such other address as the Borrower may by notice to the Holder may designate from time to time) and to the Holder at the address set forth above (or such other address as the Holder by notice to the Borrower may designate from time to time). Time shall be counted to, or from, as the case may be, the date of delivery.

[Signature Page Follows]

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the Issuance Date.

BORROWER:

AUTHENTIDATE HOLDING CORP.

By:
Name:	Ian C. Bonnet
Title:	Chief Executive Officer

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